Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in the Registration Statement on Form F-1 of Xortx Therapeutics Inc. of our auditors' report dated April 23, 2021, relating to the consolidated financial statements for the years ended December 31, 2020 and 2019.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

May 25, 2021